Exhibit 99.2

Nine Energy Service Announces Changes to the Size and Composition of its Board of Directors

HOUSTON – Nine Energy Service, Inc. (“Nine” or the “Company”) (NYSE: NINE) today announced changes to the size and composition of its Board of Directors (“Board”). Following careful consideration, the Board has unanimously agreed that a reduction in the size of the Board from eight to six members by the end of the year and a change in its composition will be beneficial to the Company and its strategic priorities moving forward. Consistent with such strategy, Mr. Ernie Danner, Mr. Andy Waite and Mr. Curtis Harrell resigned as directors effective February 28, 2025. Ms. Julie Peffer and Mr. Richard Burnett were unanimously appointed as directors on February 28, 2025, with Ms. Peffer’s service to begin on March 1, 2025, and Mr. Burnett’s to begin on May 3, 2025.

Also on February 28, 2025, the Board elected current director Mr. Scott E. Schwinger as Chairman of the Board, effective March 1, 2025, to replace Mr. Danner, and appointed current director Mr. Darryl Willis as Chair of the NG&C Committee, effective March 1, 2025, to replace Mr. Schwinger, who will continue to serve on the NG&C Committee as a member. There are no changes to Nine’s current senior management team.

“The Board remains focused on best positioning the Company to drive value for our shareholders,” said Scott Schwinger, Chair of Nine’s Board. “Following strategic discussions, the Board unanimously concluded that several new directors and perspectives would be beneficial to the Company, as would a reduction in the size of the Board. The Board is very pleased to welcome Julie and Ricky. Together they bring both financial and operational leadership, as well as deep experience and expertise in their respective fields, and I look forward to working with them.”

Ms. Peffer currently serves as the Chief Financial Officer of BigBear.ai, a publicly traded company and leading provider of highly complex AI-powered, decision intelligence solutions for government and commercial customers. Ms. Peffer brings considerable financial and leadership experience across multiple industries, coupled with global strategic and operational expertise. She has successfully implemented strategies, initiatives, systems and solutions that drive and support organizational change, performance excellence and revenue growth. Ms. Peffer, along with current Nine director and current Vice President at Microsoft, Darryl Willis, will bring a unique and differentiated perspective on AI and its impact on Nine and the industry moving forward.

Mr. Burnett is currently the President and Chief Executive Officer of Silver Creek Exploration, a privately held company focused on direct investments in non-operated working interests and royalties. Mr. Burnett brings extensive business and financial expertise from his two decades of financial management, accounting and public company expertise in the oil and gas and accounting industries.

Ernie Danner, Nine’s former Chair stated that, “Serving alongside my fellow directors and the employees at Nine over the last 8 years has been an honor. I am confident we are leaving Nine in very good hands with a Board and management team that will continue to focus on driving value for shareholders, while maintaining a culture rooted in work ethic, innovation and integrity, and I wish them all the best.”

“SCF Partners made its first investment in Nine in 2011 with an ambition of creating a premier, technology-driven completions company serving the onshore market,” said Andy Waite, Managing Partner of SCF and former Nine director. “The Nine management team has done a remarkable job navigating the volatility of the industry in recent years while maintaining a culture of service excellence. I am appreciative of the efforts and support of my fellow directors, management and the employees of Nine and other stakeholders of the Company over these many years and I wish everyone every success in the future.”

Curtis Harrell, Chief Executive Officer of Citation Oil and Gas and former Nine director added, “Nine is a unique and differentiated oilfield service provider in the space that has weathered unprecedented markets. I am excited to see what this new Board can accomplish and look forward to supporting the Company in any way I can.”

President and CEO and current director of Nine, Ann Fox added, “It has been a privilege to work alongside this Board. I appreciate the many contributions of each current and prior director, and I am very excited to continue Nine’s work with Scott as Chair and each of the remaining and new directors.”

Additionally, it is anticipated that current director Mr. Gary Thomas will resign as director effective May 2, 2025, and current director Mr. Mark Baldwin will resign effective August 1, 2025, at which time Mr. Burnett will become Chair of the Audit Committee. One additional new director with an expertise in upstream oil and gas is expected to be appointed later this year, bringing the final size of the Board to six members.

About Julie Peffer

Since June 2022, Ms. Peffer has been the Chief Financial Officer at BigBear.ai (NYSE: BBAI), a public company and leading provider of AI-powered decision intelligence solutions and services for national security, defense, travel, trade, and commercial enterprise. Prior to joining Bigbear.ai, Ms. Peffer has held executive roles across multiple industries including Defense, Aerospace, Technology, Oil & Gas, and multiple industry companies. Previously, Ms. Peffer served as the Chief Financial Officer for MedeAnalytics, a healthcare analytics company. Prior to joining MedeAnalytics, she served as Vice President, Finance at Amazon (NASDAQ: AMZN) for Amazon Web Services (AWS), where she built and led global finance operations supporting all AWS customer-facing teams.

Prior to Amazon, Ms. Peffer was VP, Finance at Flowserve (NYSE: FLS) within the Flow Control Division supporting manufacturing operations and quick response centers in 25 countries. Before that, she was CFO for the Intelligence, Surveillance and Reconnaissance Systems (ISRS) business at Raytheon spanning operations in the US, Germany and the UK. Her career has also included leadership positions at ITT, Lennox International, Textron, Sterling Software and Texas Instruments.

Ms. Peffer earned her bachelor’s degree in finance and management from Texas Tech University and her MBA from Baker University.

Ms. Peffer brings considerable financial and leadership experience across multiple industries, coupled with global strategic and operational expertise. She has successfully implemented strategies, initiatives, systems and solutions that drive and support employee development, organizational change, performance excellence and revenue growth.

About Richard Burnett

Mr. Burnett is currently the President and Chief Executive Officer of Silver Creek Exploration, a privately held company focused on direct investments in non-operated working interests and royalties. Previously, Mr. Burnett served in the same roles at Silver Creek Oil & Gas, LLC, beginning in November 2019. Prior to this, Mr. Burnett served as the Chief Financial Officer of Covey Park Energy from June 2017 to October 2019.

From August 2016 until its sale to Parsley Energy, Inc. during the first half of 2018, Mr. Burnett served as the Chief Financial Officer of Double Eagle Energy Holdings II, a U.S. onshore E&P partnership with Apollo Natural Resource Partners. Prior to Joining Double Eagle in August 2016, Mr. Burnett spent three years at EXCO Resources, a publicly traded U.S. onshore E&P company, serving as Vice President, Chief Financial Officer and Chief Accounting Officer.

From 2002 to November 2013, Mr. Burnett was at KPMG, an international accounting firm, serving as a Partner beginning 2007. Starting in June 2012, he served as the Partner in charge of the Energy Audit Practice within the Dallas/Fort Worth Business Unit.

Prior to joining KPMG in 2002, Mr. Burnett spent time at Arthur Anderson and Marine Drilling Companies.

Since November 2016, Mr. Burnett has served as a member of the Select Water Solutions (NYSE: WTTR) Board and currently serves as the chairman of the Audit Committee and the lead independent director. He has previously served on the Board of Directors and as the Chairman of the Audit Committee for US Well Services, Inc. (NYSE: USWS) and served on the Board of Directors for Lone Star/Ranger Oil Corporation (NYSE: ROCC).

Mr. Burnett received a B.B.A. in Accounting from Texas Tech University.

Mr. Burnett brings extensive business and financial expertise to the board from his two decades of financial management, accounting and public company expertise in the oil and gas and accounting industries.

About Nine Energy Service

Nine Energy Service is an oilfield services company that offers completion solutions within North America and abroad. The Company brings years of experience with a deep commitment to serving clients with smarter, customized solutions and world-class resources that drive efficiencies. Serving the global oil and gas industry, Nine continues to differentiate itself through superior service quality, wellsite execution and cutting-edge technology. Nine is headquartered in Houston, Texas with operating facilities in the Permian, Eagle Ford, Haynesville, SCOOP/STACK, Niobrara, Barnett, Bakken, Marcellus, Utica and Canada.

For more information on the Company, please visit Nine’s website at nineenergyservice.com.

Forward-Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. Forward-looking statements also include statements that refer to or are based on projections, uncertain events or assumptions. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Nine Energy Service Investor Contact:

Heather Schmidt

Senior Vice President, Strategic Development & Investor Relations

(281) 730-5113

investors@nineenergyservice.com